Exhibit 23.3

                     CONSENT OF CASTAING HUSSEY & LOLAN, LLC










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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement of Energy Services of America Corporation (formerly Energy Services Acquisition Corp.) on Form S-8 of our report dated December 19, 2007, on our audit of the financial statements of Energy Services of America Corporation as of September 30, 2007 and for the year then ended, appearing in the Annual Report on Form 10-K of Energy Services of America Corporation for the year ended September 30, 2008.


                                               /s/ Castaing, Hussey & Lolan, LLC
                                               -----------------------------
                                               Castaing, Hussey & Lolan, LLC
                                               New Iberia, Louisiana
                                               January  15, 2009